                                    EXHIBIT 1

         CONSOLIDATED BUSINESS RESULTS FOR THE FIRST QUARTER OF THE YEAR
                               ENDING MARCH 2004







                                       7

           CONSOLIDATED BUSINESS RESULTS FOR THE FIRST QUARTER OF THE
                             YEAR ENDING MARCH 2004
                          [U.S. ACCOUNTING STANDARDS]

                                                                   July 30, 2003

Listed Company: Wacoal Corp.                 Stock Exchanges: Tokyo, Osaka
                                             Location of Principal Office: Kyoto
Code Number:  3591
      ( URL  http://www.wacoal.co.jp/ )
Representative:   Position: President and Representative Director
                  Name: Yoshikata Tsukamoto
For Inquiries:    Position: Corporate Officer, General Manager of Corporate
                            Planning Division
                  Name: Nobuhiro Matsuda   Tel: (075) 682-1010

1. Matters concerning preparation of the consolidated quarterly financial information

(1)   Difference in the accounting methods from those used in the recent fiscal
      year (consolidated):                                          None

(2)   Changes in the consolidation criteria or equity-method application:
      Affiliated company subject to equity method (new): WACOAL MALAYSIA SDN BHD

(3) As the consolidated quarterly financial information has been prepared beginning this quarter, no comparison was made to the same period last year.

2. Consolidated Business Results for the First Quarter of the Year Ending March 2004 (April 1, 2003 to June 30, 2003)

(1)   Consolidated Business Results

      (Note) Fractions less than 1 million yen in the indicated amounts have been rounded off.

                                        Sales            Operating Income         Pre-tax Net Profit            Net Profit
---------------------------------------------------------------------------------------------------------------------------------
                               Million Yen        %     Million Yen        %      Million Yen      %       Million Yen        %

First Quarter of the Year
Ending March 2004                 41,743          -         3,354          -          3,495         -         2,192           -
First Quarter of the Year
Ended March 2003                       -          -             -          -              -         -             -           -
---------------------------------------------------------------------------------------------------------------------------------
(Reference) Year Ended
March 2003                       163,709        0.5         7,264        1.1          4,604     (39.5)        2,898       (41.8)
---------------------------------------------------------------------------------------------------------------------------------


                                   Net Profit         Diluted Net Profit
                                   Per Share             Per Share
----------------------------------------------------------------------------
                                     Yen                   Yen
First Quarter of the Year
Ending March 2004                   14.96                      -
First Quarter of the Year
Ended March 2003                        -                      -
----------------------------------------------------------------------------
(Reference) Year Ended
March 2003                          19.48                      -
----------------------------------------------------------------------------

(Note) Percentages indicated under sales, operating income, etc. for the year ended March 2003 represent the increase/decrease compared to the previous year.

[Qualitative Information regarding the Consolidated Business Results]

         With respect to the Wacoal brand, the spring campaign products "Shakitto Bra" and "Shakitto Pants" were well received, and the summer campaign product "T-Shirts Bra NAMI NAMI" showed steady sales. As for the Wing brand, the spring campaign products "Natural Up Bra" and "Natural Fit Bra" showed favorable results. In the SPA business, the Company kept opening new stores, and there were 66 stores in total as of June 30, 2003.

         Overseas business generally showed favorable results. Due to a difference in the fiscal year end, the business results of certain overseas affiliated companies do not include the activities in April and May of 2003, when SARS epidemic spread worldwide. As a result, there was no effect of SARS on their quarterly results.

         Based on the above, business results for this first quarter were: sales of 41,743 million yen, operating income of 3,354 million yen, pre-tax net profit (quarter) of 3,495 million yen and net profit (quarter) of 2,192 million yen.

(2)      Consolidated Financial Condition

                                 Total Assets           Equity Capital      Equity Capital Ratio    Equity Capital Per Share
----------------------------------------------------------------------------------------------------------------------------
                                 Million Yen              Million Yen                 %                       Yen

First Quarter of the
Year Ending March 2004             221,677                  164,761                 74.3                    1,124.12
First Quarter of the
Year Ended March 2003                    -                        -                    -                           -
----------------------------------------------------------------------------------------------------------------------------
(Reference) Year Ended
March 2003                         218,105                  160,839                 73.7                    1,097.35
----------------------------------------------------------------------------------------------------------------------------

         [Consolidated Cash Flow Status]

                             Cash Flow from       Cash Flow used in      Cash Flow used in      Balance of Cash and Cash
                          Operating Activities  Investment Activities   Financial Activities   Equivalents at End of Year
---------------------------------------------------------------------------------------------------------------------------
                             Million Yen            Million Yen             Million Yen                Million Yen

First Quarter of the
Year Ending March 2004           (123)                  6,475                  1,713                     35,312
First Quarter of the
Year Ended March 2003               -                       -                      -                          -
---------------------------------------------------------------------------------------------------------------------------
(Reference) Year Ended
March 2003                      7,858                  (9,839)                (6,006)                    27,246
---------------------------------------------------------------------------------------------------------------------------

[Qualitative Information regarding Consolidated Financial Condition]

Cash Flow Status

         Cash and cash equivalents as of the end of this first quarter were 35,312 million yen, increased by 8,066 million yen from the end of previous consolidated fiscal year ended March 31, 2003.

(Cash used in Operating Activities)

         Cash used in operating activities resulted in 123 million yen, due to increase in receivables by 1,307 million yen, decrease in payables by 1,345 million yen, and decrease in accrued expenses and other current liabilities (for payments of bonus and corporate tax, etc.) by 2,539 million yen.

(Cash Flow from Investment Activities)

         Cash flow from investment activities resulted in 6,475 million yen, mainly due to redemption of short-term notes.

(Cash Flow from Financial Activities)

         Cash flow from financial activities resulted in 1,713 million yen, mainly due to increase in short-term bank loans of subsidiaries.

3. Forecast for the Consolidated Business Results for the Year Ending March 2004 (April 1, 2003 to March 31, 2004)

                                                                                                                Net Profit
                                   Sales           Operating Income     Pre-tax Net Profit      Net Profit      Per Share
--------------------------------------------------------------------------------------------------------------------------
                                 Million Yen          Million Yen           Million Yen         Million Yen        Yen

Interim Period ending
September 30, 2003                  86,000              5,500                  5,700              3,800            25.93
Year ending March 31, 2004         167,000              8,300                  8,400              5,800            39.57
--------------------------------------------------------------------------------------------------------------------------


[Qualitative Information regarding Forecast of Consolidated Business Results]

         With respect to the forecasts for the consolidated and non-consolidated business results, the figures announced on May 15, 2003 have not been amended to date.

* The foregoing estimates are made based on information available as of the date this data was released, and actual results may differ from estimates due to various factors arising in the future.

                   I-1. Summary of Consolidated Balance Sheets


                Accounts                            Current First Quarter                        Previous Year
                                                     As of June 30, 2003                     As of March 31, 2003
--------------------------------------------------------------------------------------------------------------------------
                (Assets)                                  Million Yen                              Million Yen

Current assets:

   Cash                                                      14,997                                    7,084
   Time deposits and certificate of deposit                  20,315                                   20,162
   Marketable securities                                     41,280                                   48,250
   Notes and accounts receivable:
     Trade notes                                              2,263                                    1,742
     Trade accounts                                          19,489                                   18,688
                                                           --------                                 --------
                                                             21,752                                   20,430
     Allowance for returns and
       doubtful receivables                                  (2,722)                                  (2,288)
                                                           --------                                 --------
                                                             19,030                                   18,142
   Inventories                                               24,667                                   24,346
   Other current assets                                       6,846                                    6,502
                                             -----------------------------------------------------------------------------
         Total current assets                               127,135                                  124,486

Property, plant and equipment:

   Land                                                      22,491                                   22,924
   Buildings                                                 55,980                                   55,801
   Machinery and equipment                                   12,371                                   12,248
   Construction in progress                                      39                                       78
                                                           --------                                 --------
                                                             90,881                                   91,051
   Accumulated depreciation                                 (37,427)                                 (36,880)
                                             -----------------------------------------------------------------------------
         Net property, plant and equipment                   53,454                                   54,171


Other assets:

   Investments in affiliates                                 11,220                                   10,840
   Investments                                               21,230                                   17,968
   Lease deposits and other                                   8,638                                   10,640
                                             -----------------------------------------------------------------------------
         Total other assets                                  41,088                                   39,448
--------------------------------------------------------------------------------------------------------------------------
               Total Assets                                 221,677                                  218,105
--------------------------------------------------------------------------------------------------------------------------


                                                   Current First Quarter                         Previous Year
                Accounts                            As of June 30, 2003                      As of March 31, 2003
--------------------------------------------------------------------------------------------------------------------------
  (Liabilities, minority interests and                     Million Yen                             Million Yen
          shareholders' equity)

Current Liabilities:
   Short-term bank loans                                       9,360                                   5,633

   Notes and accounts payable:
     Trade notes                                               2,936                                   2,499
     Trade accounts                                            7,983                                   8,627
                                                            --------                                --------
                                                              10,919                                  11,126

   Accrued payroll and bonuses                                 5,749                                   7,520
   Income taxes payable                                        2,030                                   2,796
   Other current liabilities                                   6,903                                   6,288
   Current portion of long-term debt                             213                                     213
                                          --------------------------------------------------------------------------------
         Total current liabilities                            35,174                                  33,576

Long-term liabilities:
   Long-term debt                                              1,200                                   1,219
   Liability for termination and
     retirement benefits                                      18,715                                  20,650

   Deferred income taxes                                         133                                      39
                                          --------------------------------------------------------------------------------
         Total long-term liabilities                          20,048                                  21,908

Minority interests                                             1,694                                   1,782

Shareholders' Equity:
   Common stock                                               13,260                                  13,260
   Additional paid-in capital                                 25,242                                  25,242
   Retained earnings                                         131,680                                 131,466

   Accumulated other comprehensive
     income (loss):

     Foreign currency translation
       adjustment                                             (1,900)                                 (1,947)
     Unrealized gain/(loss) on securities                      1,218                                    (846)
     Minimum pension liability                                (4,695)                                 (6,293)

   Treasury stock                                                (44)                                    (43)
                                          --------------------------------------------------------------------------------
         Total shareholders' equity                          164,761                                 160,839
--------------------------------------------------------------------------------------------------------------------------
  Total liabilities, minority interests
        and shareholders' equity                             221,677                                 218,105
--------------------------------------------------------------------------------------------------------------------------

                I-2. Summary of Consolidated Statements of Income


                                            Current First Quarter            Previous Year
                                              From April 1, 2003           From April 1, 2002
               Accounts                        To June 30, 2003             To March 31, 2003
--------------------------------------------------------------------------------------------------
                                              Million Yen          %      Million Yen           %
Net sales                                       41,743         100.0        163,709         100.0
Operating cost and expenses
   Cost of sales                                20,163          48.3         85,306          52.1
   Selling, general and administrative          18,226          43.7         71,139          43.5
                                        ----------------------------------------------------------
   Total operating expenses                     38,389          92.0        156,445          95.6
                                        ----------------------------------------------------------
Operating income                                 3,354           8.0          7,264           4.4
Other income and (expenses):
   Interest income                                 123           0.3            305           0.2
   Interest expense                                (31)         (0.1)          (165)         (0.1)
   Dividend income                                 117           0.3            220           0.1
   Gain (loss) on sale and transfer or
   exchange of investments                          (1)         (0.0)           436           0.3
   Valuation loss on investments                   (93)         (0.2)        (3,566)         (2.2)
   Other-net-                                       26           0.1            110           0.1
                                        ----------------------------------------------------------
   Total other income (expenses), net              141           0.4         (2,660)         (1.6)
                                        ----------------------------------------------------------
Income before income taxes, equity in
   net income of affiliated companies and
   minority interests                            3,495           8.4          4,604           2.8
                                        ----------------------------------------------------------
Income taxes                                     1,558           3.8          2,487           1.5
                                        ----------------------------------------------------------
Income before equity in net income of
  affiliated companies and minority
  interests                                      1,937           4.6          2,117           1.3
Equity in net income of affiliated
  companies                                        272           0.7            966           0.6
Minority interests                                 (17)         (0.0)          (185)         (0.1)
                                        ----------------------------------------------------------
Net income                                       2,192           5.3          2,898           1.8
--------------------------------------------------------------------------------------------------
Net income per share                                  14.96 yen                    19.48 yen
--------------------------------------------------------------------------------------------------

Note: Statement of Financial Accounting Standards No. 130 "Report of
      Comprehensive Income" is applicable, and the increase/decrease (comprehensive income) of capital accounts other than capital transactions for the current first quarter and the previous year ended March 2003 based on the statement was an increase of 5,901 million yen and a decrease of 3,005 million yen, respectively.

              I-3. Summary of Consolidated Statements of Cash Flow


                                                     Current First Quarter       Previous Year
                                                       From April 1, 2003      From April 1, 2002
                     Accounts                           To June 30, 2003       To March 31, 2003
--------------------------------------------------------------------------------------------------
                                                            Million Yen            Million Yen
I.    Operating activities
  1.  Net income                                             2,192                  2,898
  2.  Adjustments to reconcile net income to net
      cash provided by operating activities
  (1) Depreciation and amortizations                           724                  2,971
  (2) Loss on sale or disposal of property,
      plant and equipment                                      308                    143
  (3) Impairment charges on long-lived assets                    -                    556
  (4) Valuation loss on investment                              93                  3,566
  (5) Gain on sale and transfer of investment
      securities                                                 1                   (436)
  (6) Undistributed earnings of affiliates,
      less dividends                                           (54)                  (643)
  (7) Changes in assets and liabilities
      Decrease (increase) in notes and accounts
      receivables                                           (1,307)                 3,110
      Decrease (increase) in inventories                      (300)                   154
      Decrease in payables                                  (1,345)                (2,236)
      Increase in reserves for retirement benefits             779                  1,672
      Increase (increase) in accrued expenses and
      other current liabilities                             (2,539)                   771
  (8) Others                                                 1,325                 (4,668)
                                                     ---------------------------------------------
         Net cash (used in) flow from operating
         activities                                           (123)                 7,858

II.   Investment activities
  1.  Proceeds from sales and redemption of
      marketable securities                                 17,244                 59,681
  2.  Payments to acquire marketable securities            (10,199)               (67,613)
  3.  Proceeds from sales of property, plant and
      equipment                                                154                  1,416
  4.  Proceeds from sale and redemption of
      investments                                                0                      1
  5.  Capital expenditure                                     (458)                (2,104)
  6.  Payments to acquire investments                         (256)                  (866)
  7.  Increase in other assets                                 (10)                  (354)
                                                     ---------------------------------------------
         Net cash flow from (used in) investment
         activities                                          6,475                 (9,839)

III.  Financial activities
  1.  Increase (decrease) in short-term bank loans           3,711                 (1,647)
  2.  Proceeds from issuance of long term debt                   1                    183
  3.  Repayment of long-term debt                              (20)                  (181)
  4.  Repurchase of treasury stock                              (1)                (2,348)
  5.  Dividends paid on common stock                        (1,978)                (2,013)
                                                     ---------------------------------------------
         Net cash flow from (used in) financial
         activities                                          1,713                 (6,006)
                                                     ---------------------------------------------
IV.   Effect of exchange rate changes on cash and
      cash equivalents                                           1                   (148)
                                                     ---------------------------------------------
V.    Net increase (decrease) in cash and cash
      equivalents                                            8,066                 (8,135)
VI.   Cash and cash equivalents, Beginning of period        27,246                 35,381
                                                     ---------------------------------------------
VII.  Cash and cash equivalents, End of period              35,312                 27,246
--------------------------------------------------------------------------------------------------


Additional Information

      Cash paid for:
        Interest                                                32                    154
        Income taxes                                         2,754                  4,543
      Investment activities without cash expenditure
        Exchange of shares                                       -                    703
-------------------------------------------------------------------------------------------------

                             II. Segment Information

(1) Segment Information by Type of Business

 Current first quarter ended June 30, 2003

                                                                                                     (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                         Textile goods
                                          and related                                     Elimination or
                                           products            Others         Total         corporate       Consolidated
--------------------------------------------------------------------------------------------------------------------------
Sales
  (1) Sales to outside customers              39,124            2,619         41,743              -             41,743
--------------------------------------------------------------------------------------------------------------------------
  (2) Internal sales among segments                -            1,855          1,855         (1,855)                 -
--------------------------------------------------------------------------------------------------------------------------
                Total                         39,124            4,474         43,598         (1,855)            41,743
--------------------------------------------------------------------------------------------------------------------------
         Operating expenses                   35,347            4,525         39,872         (1,483)            38,389
--------------------------------------------------------------------------------------------------------------------------
       Operating income (Loss)                 3,777              (51)         3,726           (372)             3,354
--------------------------------------------------------------------------------------------------------------------------


 Previous fiscal year ended March 31, 2003

                                                                                                       (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                         Textile goods
                                          and related                                     Elimination or
                                           products            Others         Total         corporate       Consolidated
--------------------------------------------------------------------------------------------------------------------------
Sales
  (1) Sales to outside customers             147,377           16,332        163,709              -            163,709
--------------------------------------------------------------------------------------------------------------------------
  (2) Internal sales among segments                -            7,489          7,489         (7,489)                 -
--------------------------------------------------------------------------------------------------------------------------
                Total                        147,377           23,821        171,198         (7,489)           163,709
--------------------------------------------------------------------------------------------------------------------------
         Operating expenses                  138,613           24,125        162,738         (6,293)           156,445
--------------------------------------------------------------------------------------------------------------------------
       Operating income (Loss)                 8,764             (304)         8,460         (1,196)             7,264
--------------------------------------------------------------------------------------------------------------------------

(Note)   1.  Segment information is prepared based on the "consolidated interim financial statement regulations".
         2. Business segments are classified into textile goods and related products and others based on the type, quality, and resemblance in the sales market of such products.
         3.  Core products of the respective business segments:
             Textile goods and related products: innerwear (foundation, lingerie, nightwear and children's innerwear), outerwear, sportswear, hosiery, etc.
             Others: mannequins, shop design and implementation, housing, restaurant, culture, services, etc.

(2) Segment Information by Location

 Current first quarter ended June 30, 2003

                                                                                                       (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                                                                          Elimination or
                                          Japan        Asia      Europe/U.S.     Total      corporate       Consolidated
--------------------------------------------------------------------------------------------------------------------------
Sales
  (1) Sales to outside customers          37,363      1,258         3,122        41,743           -             41,743
--------------------------------------------------------------------------------------------------------------------------
  (2) Internal sales among segments          308        786             -         1,094      (1,094)                -
--------------------------------------------------------------------------------------------------------------------------
                Total                     37,671      2,044         3,122        42,837      (1,094)            41,743
--------------------------------------------------------------------------------------------------------------------------
         Operating expenses               34,494      1,880         2,737        39,111        (722)            38,389
--------------------------------------------------------------------------------------------------------------------------
        Operating income                   3,177        164           385         3,726        (372)             3,354
--------------------------------------------------------------------------------------------------------------------------

 Previous fiscal year ended March 31, 2003

                                                                                                       (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                                                                          Elimination or
                                          Japan        Asia      Europe/U.S.     Total      corporate       Consolidated
--------------------------------------------------------------------------------------------------------------------------
Sales
  (1) Sales to outside customers         145,155      4,986        13,568       163,709           -            163,709
--------------------------------------------------------------------------------------------------------------------------
  (2) Internal sales among segments          718      3,025             -         3,743      (3,743)                 -
--------------------------------------------------------------------------------------------------------------------------
                Total                    145,873      8,011        13,568       167,452      (3,743)           163,709
--------------------------------------------------------------------------------------------------------------------------
         Operating expenses              139,527      7,446        12,019       158,992      (2,547)           156,445
--------------------------------------------------------------------------------------------------------------------------
       Operating income                    6,346        565         1,549         8,460      (1,196)             7,264
--------------------------------------------------------------------------------------------------------------------------

 (Note)   1.  Segment information is prepared based on the "consolidated interim financial statement regulations".
          2. Major countries and areas included in the respective segments other than Japan
                   Asia: various countries of East Asia and Southeast Asia Europe/U.S.: the U.S. and various European countries

(3)      Overseas Sales

Current first quarter ended June 30, 2003

                                                                                                        (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                                               Asia               Europe/U.S.               Total
--------------------------------------------------------------------------------------------------------------------------
I.    Overseas sales                                           1,258                  3,122                  4,380
--------------------------------------------------------------------------------------------------------------------------
II.   Consolidated sales                                                                                    41,743
--------------------------------------------------------------------------------------------------------------------------
III.  Ratio of overseas sales in consolidated sales             3.0%                   7.5%                  10.5%
--------------------------------------------------------------------------------------------------------------------------


 Previous fiscal year ended March 31, 2003

                                                                                                        (Unit: Million Yen)
--------------------------------------------------------------------------------------------------------------------------
                                                               Asia               Europe/U.S.               Total
--------------------------------------------------------------------------------------------------------------------------
I.    Overseas sales                                           4,986                 13,568                 18,554
--------------------------------------------------------------------------------------------------------------------------
II.   Consolidated sales                                                                                   163,709
--------------------------------------------------------------------------------------------------------------------------
III.  Ratio of overseas sales in consolidated sales             3.0%                   8.3%                  11.3%
--------------------------------------------------------------------------------------------------------------------------

(Note)   1.  Segment information is prepared based on the "consolidated interim financial statement regulations".
         2. Major countries and areas included in the respective segments other than Japan
             Asia: various countries of East Asia and Southeast Asia Europe/U.S.: the U.S. and various European countries

                       III. Status of Production and Sales

(1)      Production Results

                                                        Current First Quarter                   Previous fiscal Year
    Segment name by type of business                     Ended June 30, 2003                    Ended March 31, 2003
---------------------------------------------------------------------------------------------------------------------------
                                                   Amount        Distribution Ratio       Amount        Distribution Ratio
                                                ---------------------------------------------------------------------------
                                                Million Yen               %             Million Yen                  %
   Textile goods and related products              17,751             100.0                 69,670               100.0
---------------------------------------------------------------------------------------------------------------------------


(2)      Sales Results

                                                       Current First Quarter                    Previous fiscal Year
    Segment name by type of business                    Ended June 30, 2003                     Ended March 31, 2003
---------------------------------------------------------------------------------------------------------------------------
                                                   Amount        Distribution Ratio       Amount        Distribution Ratio
                                                 --------------------------------------------------------------------------
                                                 Million Yen             %              Million Yen                  %
                Innerwear
                  Foundation and lingerie          30,260              72.5                116,741                71.3
                  Nightwear                         3,580               8.6                 12,710                 7.8
                  Children's underwear                750               1.8                  2,515                 1.5
Textile      --------------------------------------------------------------------------------------------------------------
 goods       Subtotal                              34,590              82.9                131,966                80.6
  and        --------------------------------------------------------------------------------------------------------------
related         Outerwear/Sportswear                2,815               6.7                  9,440                 5.8
products     --------------------------------------------------------------------------------------------------------------
                Hosiery                               461               1.1                  1,672                 1.0
             --------------------------------------------------------------------------------------------------------------
                Other textile goods and
                  related products                  1,258               3.0                  4,299                 2.6
             --------------------------------------------------------------------------------------------------------------
             Total                                 39,124              93.7                147,377                90.0
---------------------------------------------------------------------------------------------------------------------------
   Others                                           2,619               6.3                 16,332                10.0
---------------------------------------------------------------------------------------------------------------------------
Total                                              41,743             100.0                163,709               100.0
---------------------------------------------------------------------------------------------------------------------------